Exhibit 4.7

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of October [    ], 2014 among Zayo Group Holdings, Inc., a Delaware corporation (such company, together with any corporate successor thereto, the “Company”), and those Persons listed on Schedule A hereto.

R E C I T A L S

WHEREAS, the Company has proposed to undertake an Initial Public Offering of its common stock, par value $0.001 per share (the “Initial Public Offering”);

WHEREAS, prior to the IPO, the Company was a wholly-owned subsidiary of Communications Infrastructure Investments, LLC, a Delaware limited liability company (“CII”), which is governed by a Fifth Amended and Restated Limited Liability Company Agreement dated of even date herewith (as amended from time to time, the “LLC Agreement”); and

WHEREAS, the Company and the Investors desire to enter into this Agreement effective at the closing of the IPO;

NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

ARTICLE I

DEFINITIONS

Unless otherwise defined herein, capitalized terms used herein and not defined shall have the same meaning as provided in the LLC Agreement.

In addition, the following terms shall have the meanings set forth in this Article I:

“2012 Investor Majority Members” means those 2012 Investors holding more than fifty percent (50%) of the Investor Registrable Securities held by all 2012 Investors.

“2012 Investors” has the meaning specified in the LLC Agreement.

“Adversely Affected Holder” has the meaning specified in Section 8.1 of this Agreement

“Agreement” has the meaning specified in the Preamble hereto.

“Business Day” means any day other than a Saturday, Sunday or holiday on which national banking associations in New York, New York are closed.

“Commission” means the U.S. Securities and Exchange Commission or any successor governmental agency that administers the Securities Act and the Exchange Act.

“Commission Form S-3” has the meaning specified in Section 2.1(b) of this Agreement.

“Common Stock” means (i) the common stock of the Company or any corporate successor to the Company, (ii) any shares into which such common stock shall have been exchanged, and (iii) any shares resulting from any reclassification of such common stock.

“Company” means Zayo Group Holdings, Inc., together with any corporate successor thereto.

“Employee Equity Agreement” has the meaning specified in the LLC Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules and regulations of the Commission promulgated from time to time thereunder, all as the same shall be in effect at the time.

“Holders” means, collectively, the Investors and the Management Members, and “Holder” means any one of them.

“Incidental Registration” has the meaning specified in Section 2.2(a) of this Agreement.

“Incidental Registration Cutback” has the meaning specified in Section 2.2(c) of this Agreement.

“Indemnified Party” and “Indemnified Parties” have the meanings specified in Section 5.1(a) of this Agreement.

“Indemnifying Party” and “Indemnifying Parties” have the meanings specified in Section 5.1(c) of this Agreement.

“Initial Public Offering” has the meaning specified in the recitals of the Agreement.

“Investor Registrable Securities” means the following: (i) any shares of Common Stock held by any Investor (other than Common Stock subject to or issued directly or indirectly pursuant to an Employee Equity Agreement or Vesting Agreement) or issuable upon conversion, exchange or replacement of any securities owned by any Investor (other than Common Stock subject to or issued directly or indirectly pursuant to an Employee Equity Agreement or Vesting Agreement), (ii) any Common Stock issued or issuable as a result of a stock split, stock dividend, recapitalization or similar event with respect to the Common Stock described in clause (i) above, and (iii) Common Stock issued in replacement or exchange of any of the Common Stock issued in clauses (i) or (ii) above; provided, however, that such Common Stock described in clauses (i) - (iii) above shall cease to be Investor Registrable Securities upon any sale pursuant to a registration statement under the Securities Act, provided, further, Investor Registrable Securities shall cease to be Investor Registrable Securities with respect to an Investor when such Investor is eligible to sell or transfer free of restrictive legends all of such Investor’s Registrable Securities pursuant to Rule 144 under the Securities Act in any three month period taking into account applicable aggregation rules under Rule 144(e) under the Securities Act.

“Investors” means (i) the Persons designated as such on Schedule A hereto and (ii) any other Person holding Investor Registrable Securities to whom any such Person assigns the registration rights contemplated hereby pursuant to Article VII of this Agreement; provided in the case of (i) or (ii) such Person signs a counterpart to this Agreement.

“Lock-Up Agreement” means the applicable agreement entered into by each of the Investors and each of the Management Members, on the one hand, and the underwriters of the IPO, on the other hand.

“LLC Agreement” has the meaning specified in the Recitals of the Agreement.

“Majority Investors” means at any time those Investors holding at least 50% of the Investor Registrable Securities held by all Investors.

“Management Member Registrable Securities” means the following: (i) any shares of Common Stock held by any Management Member (other than Investor Registrable Securities) that is not, at the time, subject to any vesting or similar restrictions (whether pursuant to an Employee Equity Agreement or Vesting Agreement) or issuable upon conversion, exchange or replacement of any securities owned by any Management Member (other than Investor Registrable Securities), (ii) any Common Stock issued or issuable as a result of a stock split, stock dividend, recapitalization or similar event with respect to the Common Stock described in clause (i) above, and (iii) Common Stock issued in replacement or exchange of any of the Common Stock issued in clauses (i) or (ii) above; provided, however, that such Common Stock described in clauses (i)-(iii) above shall cease to be Management Member Registrable Securities upon any sale pursuant to a registration statement under the Securities Act, provided, further, Management Member Registrable Securities shall cease to be Management Member Registrable Securities with respect to a Management Member when such Management Member is eligible to sell or transfer free of restrictive legends all of such Management Member’s Registrable Securities pursuant to Rule 144 under the Securities Act in any three month period taking into account applicable aggregation rules under Rule 144(e) under the Securities Act.

“Management Members” means (i) any Persons designated as such on Schedule A hereto and (ii) any other Person holding Management Member Registrable Securities to whom a Management Member assigns the registration rights contemplated hereby pursuant to Article VII of this Agreement; provided in the case of (i) or (ii) such Person signs a counterpart to this Agreement and also is party to a Lock-Up Agreement and the Stockholders Agreement.

“NASD” has the meaning specified in the definition of Registration Expenses.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

“Registrable Securities” means the Investor Registrable Securities and the Management Member Registrable Securities.

“Registration Expenses” means all expenses incident to the Company’s performance of or compliance with this Agreement in connection with each Requested Registration or Incidental

Registration, including, without limitation, all registration, filing, listing and National Association of Securities Dealers, Inc. (“NASD”) fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, all messenger and delivery expenses, any transfer taxes, the fees and expenses of the Company’s legal counsel and independent public accountants, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, the reasonable fees and disbursements of one counsel for all Holders participating in each such registration (which counsel shall be selected by the Holders of a majority of the Registrable Securities requested to be included in such registration), the reasonable fees and expenses of each additional counsel retained by any Holder for the purpose of rendering an opinion on behalf of such Holder in connection with any underwritten offering hereunder, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities; provided, however, that Registration Expenses shall not include transfer taxes, underwriting discounts and commissions.

“Requested Registration” has the meaning specified in Section 2.1(b) of this Agreement.

“Requested Registration Cutback” has the meaning specified in Section 2.1(c) of this Agreement.

“S-1 Registration” has the meaning specified in Section 2.1(a) of this Agreement.

“S-1 Registration Notice” has the meaning specified in Section 2.1(a) of this Agreement.

“S-1 Registration Request” has the meaning specified in Section 2.1(a) of this Agreement.

“S-3 Registration” has the meaning specified in Section 2.1(b) of this Agreement.

“S-3 Registration Notice” has the meaning specified in Section 2.1(b) of this Agreement.

“S-3 Registration Request” has the meaning specified in Section 2.1(b) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute thereto, and the rules and regulations of the Commission promulgated from time to time thereunder, all as the same shall be in effect at the time.

“Stockholders Agreement” means the agreement dated of even date herewith between the Company, on the one hand, and each Sponsor listed on the signature pages thereto and each stockholder listed on the signature pages thereto.

“Subsidiary(ies)” means any Person the majority of the capital securities of which, directly, or indirectly through one or more Persons, (a) the Company has the right to acquire or (b) is owned or controlled by the Company. As used in this definition, “control,” including, its correlative meanings, “controlled by” and “under common control with,” shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of capital securities or partnership or other ownership interests, by contract or otherwise).

“Underwriter’s Maximum Number” has the meaning specified in Section 2.1(c) of this Agreement.

ARTICLE II

REGISTRATIONS

SECTION 2.1 Requested Registrations.

(a) Registrations on Form S-1.

(i) Request for S-1 Registration. Subject to Section 2.1(a)(ii), if at any time after 180 days following the effective date of the Initial Public Offering, the Company shall receive a written request from the Majority Investors or the 2012 Investor Majority Members (a “S-1 Registration Request”) that the Company effect the registration under the Securities Act of all or any portion of the Registrable Securities (an “S-1 Registration”), then the Company shall (x) promptly, and in any event within ten (10) days, give written notice of the proposed registration to all other Holders (“S-1 Registration Notice”), and (y) use all commercially reasonable efforts to effect the registration under the Securities Act of the Registrable Securities that the Company has been so requested to register on behalf of the Majority Investors or the 2012 Investor Majority Members, as applicable, and any other Holder(s) joining in such request (as is specified in a written request by each such Holder received by the Company within twenty (20) days after delivery of the S-1 Registration Notice) in accordance herewith as soon as practicable after the receipt of the S-1 Registration Request. Subject to Section 2.1(c), the Company may include in such S-1 Registration other securities of the Company for sale, for the Company’s account or for the account of any other Person.

(ii) Limitations on S-1 Registrations.

(1) Offering Price Limitation. The Company shall not be obligated to effect an S-1 Registration pursuant to this Section 2.1(a) unless the anticipated aggregate offering price of the Registrable Securities to be sold pursuant thereto is at least (i) $10,000,000 or (ii) such lesser amount if all the Investor Registrable Securities held by the requesting Majority Investors or 2012 Investor Majority Members, as applicable, are to be included in such S-1 Registration;

(2) Limitation on the Number of S-1 Registrations. The Company shall not be obligated to effect (A) at the request of the Majority Investors, more than three (3) S-1 Registrations hereunder, and (B) at the request of the 2012 Investor Majority Members, more than one (1) S-1 Registration hereunder, in each case, pursuant to this Section 2.1(a), provided each such registration has been declared or ordered and kept effective for the time period indicated in Section 3.1(c) below; provided, however, that if as a result of a Requested Registration Cutback the Investors are not allowed to include in any such registration at least eighty percent (80%) of the Investor Registrable Securities requested by the Investors to be registered, then such registration shall not count as a S-1 Registration and provided, however, that if the Company is not entitled to use Commission Form S-3 due to the Company’s failure to comply with its filing obligations under the Exchange Act, the Investors shall be entitled to additional S-1 Registrations under Section 2.1(a) notwithstanding the foregoing limitation.

(3) Alternative S-3 Registration. The Company shall, if permitted by law, effect any S-1 Registration Request by the filing of an S-3 Registration.

(4) Recent Registration Limitation. If the Company has effected a Requested Registration within the preceding one hundred eighty (180) days and such registration has been declared or ordered and kept effective for the time period indicated in Section 3.1(c) below, the Company shall have the right to defer such Requested Registration for a period of not more than ninety (90) days after receipt of the applicable S-1 Registration Request, provided that such right to delay a Requested Registration may be exercised by the Company not more than once in any twelve (12)- month period.

(5) Delay Limitation. If the Company shall furnish to Investors initiating the S-1 Registration Request, a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board of Directors stating that in the good faith judgment of the Board of Directors of the Company that at the time requested it would be materially detrimental to the Company and its stockholders for such S-1 Registration to be effected at such time, then the Company shall have the right to defer such S-1 Registration Request for a period of not more than one hundred twenty (120) days after receipt of the S-1 Registration Request, provided that such right to delay an S-1 Registration Request shall be exercised by the Company not more than once in any twelve (12)-month period.

(6) Simultaneous Company Registration Limitation. During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration on Form S-1 pertaining to the Initial Public Offering, the Company shall not be obligated to effect a registration under this Section 2.1, provided that the Company is actively employing in good faith all reasonable efforts to cause such Company-initiated registration statement to become and remain effective.

(b) Registrations on Form S-3.

(i) Request for S-3 Registration. Subject to Section 2.1(b)(ii), if at any time after the Company is a registrant entitled to file a registration statement on Form S-3 or any successor or similar short-form registration statement promulgated by the Commission (collectively, “Commission Form S-3”), the Company shall receive a written request from (a) Investor(s) holding at least ten percent (10%) of the then outstanding Investor Registrable Securities or (b) the 2012 Investor Majority Members (each such request in clauses (a) and (b), an “S-3 Registration Request”) that the Company effect the registration under the Securities Act of all or part of the Investor Registrable Securities (an “S-3 Registration”, and together with S-1 Registration, a “Requested Registration”), then the Company shall (x) promptly, and in any event within ten (10) days, give written notice of the proposed registration to all other Holders (an “S-3 Registration Notice”), and (y) use all commercially reasonable efforts to effect the registration under the Securities Act of the Registrable Securities that the Company has been so requested to register on behalf of the requesting Investor(s) and any Holder(s) joining in such request (as is specified in a written request by each such Holder received by the Company within fifteen (15) days after delivery of the S-3 Registration Notice) in accordance herewith as soon as practicable after receipt of the S-3 Registration Request. Subject to Section 2.1(c), the Company may include in such S-3 Registration other securities of the Company for sale, for the Company’s account or for the account of any other Person.

(ii) Limitations on S-3 Registrations.

(1) Offering Price Limitation. The Company shall not be obligated to effect an S-3 Registration pursuant to this Section 2.1(b) unless the anticipated aggregate offering price of the Registrable Securities to be sold pursuant thereto is at least (a) $5,000,000 or (b) such lesser amount if all the Investor Registrable Securities held by the requesting Investors are to be included in such S-3 Registration

(2) No Limitation on the Number of S-3 Registrations. The Company must effect an unlimited number of S-3 Registrations pursuant to this Section 2.1(b); provided, however, that the Company shall not be obligated to effect more than one (1) S-3 Registration solely at the request of the 2012 Investor Majority Members, unless such 2012 Investor Majority Members make an S-3 Registration Request pursuant to clause (a) in Section 2.1(b)(i).

(3) Multiple Simultaneous S-3 Limitation. The Company shall not be obligated to keep effective at any one time more than three (3) Commission Form S-3 registration statements in accordance with this Section 2.1(b), and if the Company is requested to effect an additional S-3 Registration at a time when it is keeping three such registration statements effective, it may delay effecting such S-3 Registration until it is no longer required in accordance with Section 3.1(c) to keep effective one (or more) of the then effective Commission Form S-3 registration statements.

(4) Recent Registration Limitation. If the Company has effected a Requested Registration within the preceding one hundred eighty (180) days and such registration has been declared or ordered and kept effective for the time period indicated in Section 3.1(c) below, the Company shall have the right to defer such Requested Registration for a period of not more than ninety (90) days after receipt of the applicable S-3 Registration Request, provided that such right to delay a Requested Registration may be exercised by the Company not more than once in any twelve (12)- month period.

(5) Delay Limitation. If the Company shall furnish to Investors initiating the S-3 Registration Request a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board of Directors stating that in the good faith judgment of the Board of Directors of the Company that at the time requested it would be materially detrimental to the Company and its stockholders for such S-3 Registration to be effected at such time, then the Company shall have the right to defer such S-3 Registration Request for a period of not more than one hundred twenty (120) days after receipt of the S-3 Registration Request, provided that such right to delay an S-3 Registration Request shall be exercised by the Company not more than once in any twelve (12)-month period.

(c) Priority in Registration. If a Requested Registration is an underwritten offering, and the managing underwriters shall give written advice to the Holders and the Company that, in their opinion, market conditions dictate that no more than a specified maximum number of securities (the “Underwriter’s Maximum Number”) could successfully be included in such registration without having an adverse effect on the success of the offering (including, without limitation, an impact on the selling price or the number of Registrable Securities that may be sold within a price range acceptable to the Holders of a majority of the Registrable Securities requested to be included in such registration), then the Company shall be required to include in such registration only such number of securities as is equal to the Underwriter’s Maximum Number (“Requested Registration Cutback”) and the Company and the Holders will participate in such offering in the following order of priority:

(i) First, there shall be included in such registration that number of Investor Registrable Securities and Management Member Registrable Securities that the Investors and the Management Members, respectively, shall have requested to be included in such offering and that does not exceed the Underwriter’s Maximum Number; provided, however, that no Management Member will be entitled to participate in any such registration if the managing underwriter shall determine in good faith that the participation of such Management Member would adversely affect the marketability of the securities being sold in such registration.

(ii) Second, the Company shall be entitled to include in such registration that number of securities that it proposes to offer and sell for its own account to the full extent of the remaining portion of the Underwriter’s Maximum Number.

In the event that a Requested Registration Cutback results in less than all of the securities with the same priority that are requested to be included in such registration actually being included in such registration, then the number of securities of such priority that will be included in such registration shall be shared pro rata among all of the Holders of Registrable Securities of such priority that were requested to be included in such registration based on the relative number of shares of Securities originally requested to be included in such offering by such Holder of such priority; provided, however, that solely during the Transfer Restriction Period (as defined in the Stockholders Agreement) the number of securities of such priority that will be included in such registration shall be shared pro rata among all of the Holders of Registrable Securities of such priority that were requested to be included in such registration based upon the aggregate number of Registrable Securities owned by such Holder of such priority following the Restructuring (as defined in the Stockholders Agreement) and immediately prior to the Initial Public Offering.

SECTION 2.2 Incidental Registrations.

(a) Incidental Registration. If the Company for itself or any of its security holders shall (except for the Initial Public Offering or registrations under Sections 2.1(a)(i) or 2.1(b)(i), which shall not be deemed registrations for the purposes of this Section 2.2) at any time or times after the date hereof undertake to register under the Securities Act any shares of its capital stock or other securities (other than (i) the registration of an offer, sale or other disposition of securities solely to employees of, or other Persons providing services to, the Company, or any subsidiary pursuant to an employee or similar benefit plan registered on Form S-8 or similar or successor forms promulgated by the Commission or (ii) relating to a merger, acquisition or other transaction of the type described in Rule 145 under the Securities Act or a comparable or successor rule, registered on Form S-4 or similar or successor forms promulgated by the Commission), on each such occasion the Company will notify each Holder of such determination or request at least thirty (30) days prior to the filing of such registration statement, and upon the request of any Holder given in writing within twenty (20) days after the receipt of such notice, subject to Sections 2.2(b) and (c), the Company shall use all commercially reasonable efforts as soon as practicable thereafter to cause any of the Registrable Securities specified by any such Holder to be included in such registration statement to the extent such registration is permissible under the Securities Act and subject to the conditions of the Securities Act (an “Incidental Registration”). If a Holder decides not to include all of its Registrable Securities in any Incidental Registration filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Incidental Registration as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) Withdrawal or Delay of Registration. Notwithstanding the foregoing, if at any time after giving notice of its intention to undertake a registration in accordance with Section 2.2(a) above, and before the effectiveness of any Registration Statement filed in connection with such registration, the Company determines for any reason either not to effect such registration or to delay such registration, the Company may, at its election, by delivery of a written notice to each holder of Registrable Securities:

(i) In the case of a determination not to effect such registration, relieve itself of its obligation to include the Registrable Securities in connection with such registration; or

(ii) In the case of a determination to delay such registration, delay the inclusion of such Registrable Securities for the same period as the delay in such registration.

(c) Priority in Registration. If an Incidental Registration is an underwritten offering, and the managing underwriters shall give written advice to the Holders and the Company that, in their opinion, market conditions dictate that no more than a Underwriter’s Maximum Number could successfully be included in such registration without having an adverse effect on the success of the offering (including, without limitation, an impact on the selling price or the number of Registrable Securities that may be sold within a price range acceptable to the Company or the security holders who initiated such Incidental Registration, as the case may be), then the Company shall be required to include in such registration only such number of securities as is equal to the Underwriter’s Maximum Number (“Incidental Registration Cutback”) and the Company and the Holders will participate in such offering in the following order of priority:

(i) First, the Company shall be entitled to include in such registration that number of securities that the Company proposes to offer and sell for its own account in such registration and that does not exceed the Underwriter’s Maximum Number.

(ii) Second, the Company will be obligated and required to include in such registration that number of Investor Registrable Securities and Management Member Registrable Securities that the Investors and Management Members, respectively, shall have requested to be included in such offering and that does not exceed the Underwriter’s Maximum Number; provided, however, that no Management Member will be entitled to participate in any such registration if the managing underwriter shall determine in good faith that the participation of such Management Member would adversely affect the marketability of the securities being sold in such registration.

In the event that an Incidental Registration Cutback results in less than all of the securities with the same priority that are requested to be included in such registration to actually be included in such registration, then the number of securities of such priority that will be included in such registration shall be shared pro rata among all of the Holders of Registrable Securities of such priority that were requested to be included in such registration based on the relative number of shares of Registrable Securities held by each such Holder of such priority; provided, however, that solely during the Transfer Restriction Period (as defined in the Stockholders Agreement) the number of securities of such priority that will be included in such registration shall be shared pro rata among all of the Holders of Registrable Securities of such priority that were requested to be included in such registration based upon the aggregate number of Registrable Securities owned by such Holder of such priority following the Restructuring (as defined in the Stockholders Agreement) and immediately prior to the Initial Public Offering. Notwithstanding the foregoing, in no event shall the aggregate amount of Investor Registrable Securities included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering.

SECTION 2.3 Underwriting. If a Requested Registration or an Incidental Registration is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s acceptance of the terms of the underwriting as agreed upon between the Company and the underwriters, execution of an underwriting agreement in customary form with such underwriters, as approved by the Company and the Holders of a majority of the Registrable Securities requested to be included in such registration, and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.

SECTION 2.4 Registration Expenses. The Company shall pay all Registration Expenses incurred in connection with all Incidental Registrations and all Requested Registrations effected in accordance with this Article II. Notwithstanding the foregoing, the Company shall not be required to pay for any Registration Expenses of any registration proceeding begun pursuant to Section 2.1 if a registration request initiated by the Holders under Section 2.1(a) or 2.1(b) is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be registered in the withdrawn registration) unless the Holders of a majority of the Registrable Securities to be registered elect in writing to treat such withdrawn registration as an effective registration for purposes of the limitation on the number of permissible Requested Registrations; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and they have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such Registration Expenses and such withdrawn registration shall not be considered to have become effective for purposes of any limitation on the number of permissible Requested Registrations.

SECTION 2.5 Effective Registration Statement. A Requested Registration or an Incidental Registration effected pursuant to Section 2.1 or Section 2.2, respectively, shall not be deemed to have been effected unless the registration statement filed with respect thereto in accordance with the Securities Act has become effective with the Commission and kept effective in accordance with the provisions of Section 3.1(c) below. Notwithstanding the foregoing, a registration statement will not be deemed to have become effective if (a) after it has become effective with the Commission, such registration is made subject to any stop order, injunction, or other order or requirement of the Commission or other governmental agency or any court proceeding for any reason other than a misrepresentation or omission by any Holder, or (b) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than solely by reason of some act or omission by any Holder.

SECTION 2.6 Jurisdictional Limitations. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to take any action to effect registration, qualification or compliance with respect to its Registrable Securities:

(a) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process unless the Company is already subject to service in such jurisdiction and except as required by the Securities Act;

(b) That would require it to qualify generally to do business in any jurisdiction in which it is not already so qualified or obligated to qualify; or

(c) That would subject it to taxation in a jurisdiction in which it is not already subject generally to taxation.

ARTICLE III

REGISTRATION PROCEDURES

SECTION 3.1 Company Obligations. If and whenever the Company is required to use all commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Article II, the Company, as expeditiously as possible and subject to the terms and conditions of Article II, will do the following:

(a) Prepare and file with the Commission the requisite registration statement to effect such registration and use its diligent efforts to cause such registration statement to become and remain effective and contain or incorporate by reference all information required to be disclosed therein for the period set forth in Section 3.1(c) below;

(b) Permit any Holder who, in the reasonable judgment of the Company’s counsel, might be deemed to be an underwriter or a controlling Person of the Company, to participate in the preparation of such registration statement (including making available for inspection by any such Person and any attorney, accountant or other agent retained by such Person, all financial and other records, pertinent corporate documents and all other information reasonably requested in connection therewith) and give to such Holder under such registration statement, the underwriters, if any, and their respective counsel and accountants, advance draft copies of such registration statement, each prospectus included therein or filed with the Commission, and any amendments and supplements thereto promptly as they become available, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holder’s and such underwriters’ respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act;

(c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith (or file such documents under the Exchange Act) as may be necessary (i) to keep such registration statement effective, (ii) to cause such registration statement to contain all information required to be disclosed therein and (iii) to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or the expiration of one hundred twenty (120) days after such registration statement becomes effective (such period of one hundred twenty (120) days to be extended one (1) day for each day or portion thereof during such period that such registration statement shall be subject to any stop order suspending the effectiveness of the registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction);

(d) Furnish to the Holders participating in such registration without charge to the Holders, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the purchaser or any Holder of Registrable Securities to be sold under such registration statement may reasonably request;

(e) Subject to Section 2.5, use all commercially reasonable efforts to register or qualify all Registrable Securities covered by such registration statement under such other United States state securities or blue sky laws of such jurisdictions as any Holder of Registrable

Securities to be sold under such registration statement shall reasonably request, to keep such registration or qualification in effect for the time period set forth in Section 3.1(c) hereof, and take any other action that may be reasonably necessary or advisable to enable the Holders who are participating in such registration to sell Registrable Securities in such jurisdictions;

(f) Subject to Section 2.5, use all commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other United States state governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holders who are participating in such registration to sell Registrable Securities as intended by such registration statement;

(g) In the event of the issuance of any stop order suspending the effectiveness of the registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company shall promptly notify the Holders of such event and use all commercially reasonable efforts promptly to obtain the withdrawal of such order;

(h) Use all commercially reasonable efforts to furnish to the Holders registering Registrable Securities under such registration statement:

(i) An opinion, dated the effective date of the registration statement, of the independent counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Holders making such request, covering such legal matters customarily included in opinions with respect to underwritten registered public offerings of securities; and

(ii) A letter, dated the effective date of the registration statement, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Holders making such request, stating that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act (such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the Holders of a majority of the Registrable Securities requested to be included in such registration may reasonably request);

(i) Immediately notify the Holders of Registrable Securities included in such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of its becoming aware of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the Holders promptly prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

(j) Otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k) Provide a transfer agent, registrar and CUSIP number for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(l) Use all commercially reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which the same class of securities issued by the Company are then listed or, if no such equity securities are then listed, apply for listing or quotation of the Registrable Securities on an exchange or quotation system selected by the Majority Investors; and take all such other commercially reasonable actions as are necessary or advisable to expedite or facilitate the disposition of the Registrable Securities; and

(m) Notwithstanding the provisions of this Article III, the Company shall be entitled to postpone or suspend, for a reasonable period of time (not to exceed sixty (60) days in any twelve (12)-month period), the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board of Directors of the Company:

(i) materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Company has authorized negotiations;

(ii) materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(iii) require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).

In the event of a suspension of effectiveness of any registration statement pursuant to this Section 3.1(m), the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

SECTION 3.2 Holder Obligations.

(a) The Company may require each Holder of Registrable Securities to be sold under such registration statement to furnish the Company with such information as it may reasonably request in writing (i) regarding such Holder’s proposed distribution of such securities and (ii) as required in connection with any registration (including an amendment to a registration statement or prospectus), qualification or compliance referred to in this Article III. The Company agrees not to file or make any amendment to any registration statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, which refers to any seller of any Registrable Securities covered thereby by name, or otherwise identifies such seller as the holder of any Registrable Securities, without the consent of such seller, such consent not to be unreasonably withheld, unless such disclosure is required by law.

(b) Each Holder, by execution of this Agreement, agrees (i) that upon receipt of any notice from the Company, or upon such Holder’s otherwise becoming aware, of the happening of any event of the kind described in Section 3.1(i), such Holder will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until the receipt by such Holder of the copies of the supplemented or amended prospectus contemplated by Section 3.1(i) and, if so directed by the Company, will deliver to the Company all copies other than permanent file copies, then in possession of the Holders of the prospectus relating to such Registrable Securities current at the time of receipt of such notice and (ii) that it will immediately notify the Company, at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished in writing by such Holder to the Company specifically for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In the event the Company or any such Holder shall give any such notice, the period referred to in Section 3.1(c) shall be extended by a number of days equal to the number of days during the period from and including the giving of notice pursuant to Section 3.1(c) to and including the date when such Holder shall have received the copies of the supplemented or amended prospectus contemplated by Section 3.1(i).

ARTICLE IV

UNDERWRITTEN OFFERINGS

SECTION 4.1 Underwritten Offerings.

(a) Underwritten Offering. In connection with any underwritten offering pursuant to a registration requested under Section 2.1, the Company will enter into an underwriting agreement (and any other customary agreements) with the underwriters for such offering, such agreement to be in form and substance reasonably satisfactory to the Holders of a majority of the Registrable Securities requested to be included in such registration, the Company and such underwriters in their reasonable judgment and to contain such representations and warranties by the Company and such other terms as are customarily contained in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in Section 5.1.

The Company will also take all such other actions as the Holders of a majority of the Registrable Securities requested to be included in such registration or the underwriters reasonably request in order to expedite or facilitate the disposition of Registrable Securities (including effecting a stock split or combination of shares and the participation of senior management in so-called “road shows” and similar events). No Holder participating in any such underwritten offering shall be required by the provisions hereof to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and its intended method of distribution and any other representation required by law. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved pursuant to this Section 4.1 and (ii) accurately completes in all material respects and in a timely manner, and executes all questionnaires, powers of attorney, such underwriting agreement and other documents reasonably and customarily required under the terms of such underwriting agreement.

(b) Selection of Underwriters. Whenever a Requested Registration is an underwritten offering, the holders of a majority of Registrable Securities requested to be included in such registration will have the right to select the managing underwriter to administer the offering.

SECTION 4.2 Holdback Agreements.

(a) Each Holder of Registrable Securities agrees that, upon request of the Company or the managing underwriters of any underwritten offering, (i) such Holder will not effect directly or indirectly (except as part of such underwritten registration in accordance with the provisions hereof or pursuant to a transaction exempt from registration (other than under Rule 144 or Rule 145 of the Securities Act)) any sale, distribution, short sale, loan, grant of options for the purchase of, or otherwise dispose of, any Registrable Securities without the prior written consent of the Company or such underwriters, as the case may be, (a) in connection with the Company’s Initial Public Offering, for the seven (7) day period prior to, and during the one hundred eighty (180) day period following, the effective date of such registration, and (b) in connection with any other underwritten offering pursuant to a registration requested under Section 2.1, for the seven (7) day period prior to, and during the ninety (90) day period following (or such shorter period as may be agreed to by the managing underwriters), the effective date of such registration (each such period in clauses (a) and (b), a “Holdback Period”), and (ii) such Holder shall execute and deliver such other agreements as may be reasonably requested by the managing underwriters as are consistent with the foregoing. The Holdback Period may be extended for up to eighteen (18) days, as the Company or the managing underwriters shall request in order to facilitate compliance with NASD Rule 2711 or any successor or similar rule or regulation. Each Holder further agrees that the Company may instruct its transfer agent to place stop transfer notations in its records to enforce the provisions of this Section 4.2(a). The restrictions contained in this Section 4.2(a) shall be conditioned on each officer, director of the Company and holder of one percent (1%) or more of the Company’s Common Stock or securities convertible or exchangeable for one percent (1%) or more of its Common Stock (determined in all instances on a fully diluted basis) being bound by substantially the same restrictions as are set forth in this Section 4.2(a). If such restrictions are waived or shortened by the managing underwriters or the Company for any Holder or any other party bound thereto, the restrictions of this Section 4.2(a) shall also be waived or shortened for all Investors in the same manner on a pro rata basis (calculated including the shares held by the party bound by such similar agreement).

(b) After receipt of notice of a Requested Registration pursuant to Section 2.1, the Company shall not initiate, without the consent of the Holders of a majority of the Registrable Securities requested to be included in such registration, a registration of any of its securities for its own account until ninety (90) days after such registration has become effective or such registration has been terminated (other than (i) the registration of an offer, sale or other disposition of securities solely to employees of, or other Persons providing services to, the Company, or any subsidiary pursuant to an employee or similar benefit plan registered on Form S-8 or similar or successor forms promulgated by the Commission or (ii) relating to a merger, acquisition or other transaction of the type described in Rule 145 under the Securities Act or a comparable or successor rule, registered on Form S-4 or similar or successor forms promulgated by the Commission).

ARTICLE V

INDEMNIFICATION AND CONTRIBUTION

SECTION 5.1 Indemnification.

(a) Indemnification by the Company. In the event of any registration under the Securities Act pursuant to Article II of any Registrable Securities covered by such registration, the Company will, to the extent permitted by law, and hereby does, indemnify and hold harmless each Holder of Registrable Securities to be sold under such registration statement, each such Holder’s directors, officers, employees, members, partners, agents, legal counsel and independent accountants, each other Person who participates as an underwriter in the offering or sale of such securities (if so required by such underwriter as a condition to including the Registrable Securities of the Holders in such registration) and each other Person, if any, who controls any such Holder or any such underwriter within the meaning of the Securities Act (each, an “Indemnified Party” and collectively, the “Indemnified Parties”), against any losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties may become subject under the Securities Act, the Exchange Act, any state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or any document incorporated therein by reference, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Securities Act or state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and the Company will reimburse the Indemnified Parties for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the indemnity agreement contained in this Section 5.1(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided, further, however that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished to the Company in writing by, or on behalf of, any Indemnified Party specifically for use therein.

(b) Indemnification by the Holders. As a condition to including any Registrable Securities of any Person in any registration statement filed pursuant to Article II, each holder of Registrable Securities, to the extent permitted by law, hereby agrees, severally but not jointly, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5.1 the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if, and only if, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company directly by, or on behalf of, such Person specifically for use therein; provided, however, that the indemnity agreement contained in this Section 5.1(b) shall not apply to amounts paid in settlement of any losses, claims, damages, liabilities or actions if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); and provided, further, however, that the aggregate obligations of any Holder under this Section 5.1(b) and Section 5.1(g) shall be limited to an amount equal to the net proceeds received by such Holder upon the sale of Registrable Securities sold in the offering covered by such registration, unless such liability arises out of or is based upon such Holder’s willful misconduct.

(c) Notices of Claims, etc. Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5.1, such Indemnified Party will, if a claim in respect thereof is to be made against a party required to provide indemnification (each, an “Indemnifying Party” and collectively, the “Indemnifying Parties”), give written notice to the latter of the commencement of such action; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligation under the preceding subdivisions of this Section 5.1, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and the Indemnifying Party may exist in respect of such claim, the Indemnifying Party shall be entitled to participate in and to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation or that imposes any ongoing restrictions or covenants pertaining to the Indemnified Party.

(d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 5.1 (with appropriate modifications) shall be given by the Company and each holder of Registrable Securities included in any registration statement to each other and any underwriter, as applicable, with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

(e) Indemnification Payment. The indemnification required by this Section 5.1 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

(f) Survival of Obligations. The obligations of the Company and of the Holders under this Section 5.1 and Section 5.2 shall survive the termination of this Agreement.

(g) Contribution. If the indemnification provided for in Section 5.1 is unavailable or insufficient to hold harmless an Indemnified Party, then each Indemnifying Party shall contribute to the amount paid or payable to such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in Section 5.1 an amount or additional amount, as the case may be, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or Indemnifying Parties, on the one hand, and the Indemnified Party, on the other, in connection with the statements or omissions which resulted in such losses, claims, demands or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or parties, on the one hand, or the Indemnified Party, on the other, and the parties’ relative, intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid to an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 5.2 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this Article V; provided, however, that the aggregate obligations of any Holder under this Section 5.1(g) and Section 5.1(b) shall be limited to an amount equal to the net proceeds received by such Holder upon the sale of Registrable Securities sold in the offering covered by such registration. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE VI

COMPANY COVENANTS

SECTION 6.1 Covenants Relating to Rule 144; Reports Under The Exchange Act. With a view to (a) making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of securities of the Company to the public without registration after such time as a public market exists for the Common Stock of the Company or (b) causing the Company to be and remain eligible to file a registration on Commission Form S-3, the Company agrees to do the following:

(i) To make and keep public information available in accordance with Rule 144 under the Securities Act at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii) To take such actions after the closing of the IPO as are necessary to enable the Holders to utilize Commission Form S-3 for the sale of their Registrable Securities as soon as the Company is eligible to use Commission Form S-3;

(iii) To file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, as amended (at any time after it has become subject to such reporting requirements);

(iv) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement under the Securities Act filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements) and a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as an Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing an Holder to sell any such securities without registration; and

(v) The Company shall use all commercially reasonable efforts to take any action necessary to maintain its eligibility to utilize Commission Form S-3 to permit resales as requested by the Holders with respect to “Transactions Involving Secondary Offerings” as described in General Instruction I.B.3 of Commission Form S-3.

SECTION 6.2 Other Registration Rights. The Company represents and warrants that it has not granted any registration rights to any Person other than established by this Agreement. The Company shall not grant to any Person any registration rights more favorable than, pari passu with or inconsistent with any of those contained herein, so long as any of the registration rights under this Agreement remain in effect; provided, however, that if any such more favorable, pari passu or inconsistent rights would materially and adversely affect the rights of one or more Holders (the “Section 6.2 Adversely Affected Holders”) in a way that is materially different from the other Holders, the grant of such registration rights amendment shall require the consent of a majority in interest of the Section 6.2 Adversely Affected Holders measured by their relative holdings of Units or Registrable Securities.

ARTICLE VII

ASSIGNABILITY

Subject to the restrictions on transfer applicable to the Common Stock under the Lock-Up Agreement and the Stockholders Agreement, this Agreement and all of the provisions hereof will be assigned, without the consent of the Company, by any Holder to, and shall inure to the benefit of, any purchaser, transferee or assignee of any shares of Registrable Securities held by such Holder, unless the Holder specifies otherwise in connection with particular transfers of Registrable Securities, and any such purchaser, transferee or assignee shall take shares of Registrable Securities subject to, and shall be bound by, the terms of this Agreement; provided in each instance that the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, , the Lock-Up Agreement and/or the Stockholders Agreement, as applicable. However, the Company shall not be required to recognize any such purchaser, transferee or assignee as an “Investor” or “Management Member”, as the case may be, under this Agreement unless and until (a) such Person becomes the holder of record of Registrable Securities, (b) the Company receives written notice of such purchase, transfer or assignment and (c) such Person executes and delivers to the Company a counter-part signature page to this Agreement.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1 Waivers and Amendments. The rights and obligations of the Company and all other parties hereto under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended if and only if such waiver or amendment is consented to in writing by the Company and by the Majority Investors; provided, however, that if any waiver or amendment would materially and adversely affect the rights of one or more Holders (the “Section 8.1 Adversely Affected Holder”) in a way that is materially different from the other Holders, such amendment shall not be effective as to any Section 8.1 Adversely Affected Holder unless consented to by a majority in interest of the Section 8.1 Adversely Affected Holders measured by their relative holdings of Registrable Securities. Each Holder shall be bound by any amendment or waiver effected in accordance with this Section, whether or not such Holder has consented to such amendment or waiver. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Holders who have not previously consented thereto in writing.

SECTION 8.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

SECTION 8.3 Entire Agreement. This Agreement shall constitute the full and entire understanding and agreement of the parties with regard to the subject hereof and shall supersede in their entirety all other or prior agreements, whether oral or written, with respect thereto.

SECTION 8.4 Notices. All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section), reputable commercial overnight delivery service (including Federal Express and U.S. Postal Service overnight delivery service) or, deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as set forth below:

If to the Company, addressed to:

Zayo Group Holdings, Inc.

1805 29th Street, Suite 2050

Boulder, CO 80301

Attention: Scott Beer

Fax: 303-590-2351

with a copy to:

Gibson, Dunn & Crutcher LLP

1801 California Street

Denver, CO, 80202

Attention: Steven K. Talley

Fax: 303-298-5907

If to any Holder, to it at its address specified on Schedule A.

Notices shall be deemed given upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. Eastern Time and, if sent after 5:00 p.m. Eastern Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial courier if sent by commercial overnight delivery service; or (iv) the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U.S. Postal Service as aforesaid. Each party, by notice duly given in accordance therewith may specify a different address for the giving of any notice hereunder.

SECTION 8.5 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York (without giving effect to any conflicts or choice of laws provisions thereof that would cause the application of the domestic substantive laws of any other jurisdiction).

SECTION 8.6 Consent To Jurisdiction.

(a) EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE JURISDICTION OF ALL STATE AND FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, ANY PROCEEDING RELATING TO ANCILLARY MEASURES IN AID OF ARBITRATION, PROVISIONAL REMEDIES AND INTERIM RELIEF, OR ANY PROCEEDING TO ENFORCE ANY ARBITRAL DECISION OR AWARD. EACH PARTY HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO BRING ANY SUIT, ACTION OR OTHER PROCEEDING IN OR BEFORE ANY COURT OR TRIBUNAL OTHER THAN THE COURTS DESCRIBED ABOVE AND COVENANTS THAT IT SHALL NOT SEEK IN ANY MANNER TO RESOLVE ANY DISPUTE OTHER THAN AS SET FORTH IN THIS SECTION 8.6 OR TO CHALLENGE OR SET ASIDE ANY DECISION, AWARD OR JUDGMENT OBTAINED IN ACCORDANCE WITH THE PROVISIONS HEREOF.

(b) EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, EACH OF THE PARTIES CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR ANY MANNER IN WHICH NOTICES MAY BE DELIVERED HEREUNDER IN ACCORDANCE WITH SECTION 8.4 OF THIS AGREEMENT.

SECTION 8.7 Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically such terms and provisions of this Agreement, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

SECTION 8.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT, ANY OF THE RELATED AGREEMENTS, DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 8.9 No Third Party Beneficiary. There are no third party beneficiaries of this Agreement.

SECTION 8.10 Expenses. In addition to the payment of the Registration Expenses set forth in Section 2.3, the Company hereby agrees to pay on demand all reasonable documented out-of-pocket fees, costs and expenses (including, without limitation, reasonable attorneys’ fees of Latham & Watkins LLP) incurred by the Investor(s) in connection with the following: (a) the interpretation, proposed amendment, modification or enforcement of this Agreement (provided, that the Company shall have no obligation to reimburse the Investor(s) for (i) expenses specifically excluded from the definition of “Registration Expenses” and (ii) expenses incurred in any enforcement action in which the Investor(s) are not the prevailing parties other than expenses payable pursuant to Section 5.2), and (b) any approvals, consents or waivers with respect to this Agreement.

SECTION 8.11 Severability; Titles and Subtitles; Gender; Singular and Plural; Counterparts; Facsimile.

(a) In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

(b) The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(c) The use of any gender in this Agreement shall be deemed to include the other genders, and the use of the singular in this Agreement shall be deemed to include the plural (and vice versa), wherever appropriate.

(d) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one instrument.

(e) Counterparts of this Agreement (or applicable signature pages hereof) that are manually signed and delivered by facsimile transmission or other electronic means shall be deemed to constitute signed original counterparts hereof and shall bind the parties signing and delivering in such manner.

SECTION 8.12 Prior Agreement. The parties hereby agree that the Second Amended and Restated Registration Rights Agreement, dated July 2, 2012, as amended, of CII shall continue in full force and effect as to CII, but effective the date hereof shall not apply to any securities of the Company.

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the day and year first above written.

ZAYO GROUP HOLDINGS, INC.

By:
Daniel P. Caruso
Chief Executive Officer